                                                                  EXHIBIT 5.1


                                  June 30, 1998

Donna Karan International Inc.
550 Seventh Avenue
New York, New York  10018

Dear Sirs:

    We are acting as counsel to Donna Karan International Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of an aggregate of 120,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company. The Shares are to be issued by the Company upon grant of certain restricted stock awards or upon exercise of certain stock options (collectively, the "Plan Awards") granted, or to be granted, to certain directors of the Company pursuant to the Company's 1996 Non-Employee Director Stock Option Plan and the Company's 1998 Non-Employee Director Restricted Stock Plan (collectively, the "Plans").

    As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption of the Plans. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

    Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon exercise or grant of Plan Awards in accordance with the terms of the respective Plan under which the Plan Awards were granted, against payment of the exercise price therefor (as applicable), will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid, and non-assessable.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,

                                /s/ Proskauer Rose LLP